Exhibit 99.1

Investors & Reporters May Contact:
Karen Reid
VP & Treasurer
(770) 418-8211
ir@asburyauto.com

Asbury Automotive Group Reports Record EPS of $9.07 for Second Quarter 2022,
up 16% Over Prior Year Quarter, and Adjusted EPS (a non-GAAP measure)
of $10.04, up 29% Over Prior Year Quarter, and an All-Time Record

•Second quarter net income of $201 million, an increase of 32% over prior year quarter, and adjusted net income (a non-GAAP measure) of $223 million, an increase of 47% over prior year quarter
•Second quarter adjusted EBITDA (a non-GAAP measure) increased 56% over prior year quarter to $352 million, an all-time record
•Second quarter revenue of $4.0 billion, an increase of 53% over prior year quarter, and gross profit of $803 million, an increase of 61% over prior year quarter
•Second quarter same store F&I PVR of $2,409, a 32% increase over prior year quarter
•Second quarter operating margin of 8.5%

DULUTH, GA. (July 28, 2022) — Asbury Automotive Group, Inc. (NYSE: ABG) (the “Company”), one of the largest automotive retail and service companies in the U.S., reported record second quarter 2022 net income of $201 million ($9.07 per diluted share), an increase of 32% from $152 million ($7.80 per diluted share) in the prior year quarter. Second quarter 2022 adjusted net income, a non-GAAP measure, increased 47% year-over-year to $223 million ($10.04 per diluted share) compared to adjusted net income of $152 million ($7.78 per diluted share) in second quarter 2021.

“The Company generated an all-time record adjusted EPS of $10.04 and all-time record adjusted EBITDA of $352 million. With two full quarters with our expanded dealership portfolio, our incredible team across the nation delivered a sequential increase in adjusted EBITDA of 5% and adjusted EPS of 8% over the first quarter of 2022. We are impressed with the strides that our team members are making to integrate our recent acquisitions and deliver value to our shareholders through this organic quarter over quarter growth,” said David Hult, Asbury’s President and Chief Executive Officer.

The financial measures discussed below include both GAAP and adjusted (non-GAAP) financial measures. Please see reconciliations for non-GAAP metrics included in the accompanying financial tables.

Adjusted net income for second quarter 2022 excludes losses, net of tax, of $29 million ($0.97 per diluted share) related to losses on the sale of dealerships and a collision center.

Net income for the second quarter 2021 excluded real estate net gains of $0.5 million ($0.02 per diluted share).

Second Quarter 2022 Operational Summary

Total company vs. 2nd Quarter 2021:
•Revenue of $4.0 billion, an increase of 53%
•Gross profit increased 61%
•Gross margin increased 110 bps to 20.3%
•New vehicle unit volume increased 22%; new vehicle revenue increased 36%; gross profit increased 78%
•Used vehicle retail unit volume increased 48%; used vehicle retail revenue increased 68%; gross profit increased 37%
•Finance and insurance (F&I) per vehicle retailed (PVR) increased 31%
•Parts and service revenue increased 78%; gross profit increased 59%
•SG&A as a percentage of gross profit increased to 55.8%, an increase of 160 bps
•Operating income and adjusted operating income both increased 54%
•Operating margin was flat at 8.5% and adjusted operating margin increased 10 bps to 8.5%
•EPS increased 16% to $9.07; adjusted EPS increased 29% to $10.04
•
Same store (dealership only) vs. 2nd Quarter 2021:
•Revenue decreased 7%
•Gross profit was flat
•Gross margin increased 140 bps to 20.6%
•New vehicle unit volume decreased 31%; new vehicle revenue decreased 22%; new vehicle gross profit increased 3%
•Used vehicle retail unit volume decreased 2%; used vehicle retail revenue increased 12%; used vehicle retail gross profit decreased 21%; used to new ratio increased to 120% (from 84%)
•F&I PVR increased 32%
•Parts and service revenue increased 10%; gross profit increased 6%; customer pay gross profit increased 16%
•SG&A as a percentage of gross profit increased to 55.9%, an increase of 160 bps

Clicklane metrics:
•Almost 6,600 vehicles sold; an increase of 55% over prior year quarter and 17% sequentially
•92% of transactions were customers incremental to Asbury Automotive
•44% of Clicklane sales had a trade-in and 71% of those utilized the payoff tool
•Total front-end PVR of $3,765 and F&I PVR of $2,166, resulting in total front-end yield of $5,927
•Conversion rate nearly double that of traditional internet leads and growing sequentially
•95% of deliveries within a 50-mile radius of an Asbury dealership
•Average transaction time of ~8 minutes for cash deals and ~14 minutes for financed deals

Liquidity and Leverage

As of June 30, 2022, the Company had cash and floorplan offset accounts of $244 million (which excludes $160 million of cash at TCA) and availability under the used vehicle floorplan line and revolver of $765 million for a total of approximately $1.0 billion in liquidity. The Company’s adjusted net leverage ratio was 2.1x at quarter end compared to 2.7x at the end of 2021.

Earnings Call

Additional commentary regarding the second quarter results will be provided during the earnings conference call on Thursday, July 28, 2022, at 10:00 a.m. ET.

The conference call will be simulcast live on the internet and can be accessed by logging onto www.asburyauto.com/company/investor-relations. A replay will be available on this site for 30 days.

In addition, live audio of the call will be accessible to the public by calling (888) 220-8474 (domestic) or +1 (646) 828-8193 (international); confirmation code – 9867232. Callers should dial in approximately 5 to 10 minutes before the call begins.

A conference call replay will be available two hours following the call for seven days and can be accessed by calling (888) 203-1112 (domestic) or +1 (719) 457-0820 (international); passcode – 9867232.

About Asbury Automotive Group, Inc.

Asbury Automotive Group, Inc. (NYSE: ABG), a Fortune 500 company headquartered in Duluth, GA, is one of the largest automotive retailers in the U.S. In late 2020, Asbury embarked on a five-year plan to increase revenue and profitability strategically through organic and acquisitive growth as well as their innovative Clicklane digital vehicle purchasing platform, with its guest-centric approach as Asbury’s constant North Star. Asbury currently operates 148 new vehicle dealerships in 15 states, consisting of 198 franchises, representing 31 brands of vehicles, and 7 stand-alone used vehicle stores. Asbury also operates 34 collision repair centers, an auto auction, a used vehicle wholesale business and Total Care Auto, Powered by Landcar, a leading provider of service contracts and other vehicle protection products. Asbury offers an extensive range of automotive products and services, including new and used vehicles; parts and service, which includes vehicle repair and maintenance services, replacement parts and collision repair services; and finance and insurance products, including arranging vehicle financing through third parties and aftermarket products, such as extended service contracts, guaranteed asset protection debt cancellation and prepaid maintenance.

For additional information, visit www.asburyauto.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical fact, and may include statements relating to goals, plans, objectives, projections regarding Asbury's financial position, liquidity, results of operations, cash flows, leverage, market position and dealership portfolio, revenue enhancement strategies, operational improvements, projections regarding the expected benefits of Clicklane, management’s plans, projections and objectives for future operations, scale and performance, integration plans and expected synergies from acquisitions, capital allocation strategy, business strategy and expectations of our management with respect to, among other things: changes in general economic and business conditions, including increases in interest rates and rising fuel prices, any impact of COVID-19 on the automotive industry in general, the automotive retail industry in particular and our customers, suppliers, vendors and business partners; our relationships with vehicle manufacturers; our ability to maintain our margins; operating cash flows and availability of capital; capital expenditures; the amount of our indebtedness; the completion of any future acquisitions and divestitures; future return targets; future annual savings; general economic trends, including consumer confidence levels, interest rates, inflation and fuel prices; and automotive retail industry trends. These statements are based on management's current expectations and beliefs and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, our inability to realize the benefits expected from recently completed transactions; our inability to promptly and effectively integrate completed transactions and the diversion of management’s attention from ongoing business and regular business responsibilities; our inability to complete future acquisitions or divestitures and the risks resulting therefrom; any impact from the COVID-19 pandemic on our industry and business, market factors, Asbury's relationships with, and the financial and operational stability of, vehicle manufacturers and other suppliers, acts of God, acts of war or other incidents and the shortage of semiconductor chips and other components, which may adversely impact supply from vehicle manufacturers and/or present retail sales challenges; risks associated with Asbury's indebtedness and our ability to comply with applicable covenants in our various financing agreements, or to obtain waivers of these covenants as necessary; risks related to competition in the automotive retail and service industries, general economic conditions both nationally and locally, governmental regulations, legislation, including changes in automotive state franchise laws, adverse results in litigation and other proceedings, and Asbury's ability to execute its strategic and operational strategies and initiatives, including its five-year strategic plan, Asbury's ability to leverage gains from its dealership portfolio, Asbury's ability to capitalize on opportunities to repurchase its debt and equity securities or purchase properties that it currently leases, and Asbury's ability to stay within its targeted range for capital expenditures. There can be no guarantees that Asbury's plans for future operations will be successfully implemented or that they will prove to be commercially successful.

These and other risk factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements are and will be discussed in Asbury's filings with the U.S. Securities and Exchange Commission from time to time, including its most recent annual report on Form 10-K and any subsequently filed quarterly reports on Form 10-Q. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

ASBURY AUTOMOTIVE GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME (In millions, except per share data)
(Unaudited)

	For the Three Months Ended June 30,			% Change	For the Six Months Ended June 30,		% Change
	2022	2021			2022	2021
REVENUE:
New vehicle	$1,864.5	$1,368.4		36%	$3,720.1	$2,520.1	48%
Used vehicle:
Retail	1,272.8	759.4	564.0	68%	2,489.7	1,366.9	82%
Wholesale	89.7	56.8	95.3	58%	223.7	140.2	60%
Total used vehicle	1,362.5	816.2		67%	2,713.4	1,507.1	80%
Parts and service	520.2	292.4		78%	1,022.1	554.4	84%
Finance and insurance	203.0	107.0		90%	406.4	195.3	108%
TOTAL REVENUE	3,950.2	2,584.0		53%	7,862.0	4,776.9	65%
COST OF SALES:
New vehicle	1,644.1	1,244.3		32%	3,275.7	2,320.5	41%
Used vehicle:
Retail	1,172.0	685.9		71%	2,293.1	1,245.9	84%
Wholesale	86.3	46.8		84%	216.8	121.9	78%
Total used vehicle	1,258.3	732.7		72%	2,509.9	1,367.8	83%
Parts and service	229.8	109.8		109%	455.2	208.7	118%
Finance and insurance	15.3	—		—%	26.5	—	—%
TOTAL COST OF SALES	3,147.5	2,086.8		51%	6,267.3	3,897.0	61%
GROSS PROFIT	802.7	497.2		61%	1,594.7	879.9	81%
OPERATING EXPENSES:
Selling, general and administrative	448.3	269.7		66%	903.8	509.5	77%
Depreciation and amortization	18.1	10.1		79%	36.5	19.9	83%
Other operating expense (income), net	0.8	(1.0)		180%	(1.9)	(4.2)	(55)%
INCOME FROM OPERATIONS	335.5	218.4		54%	656.3	354.7	85%
OTHER EXPENSES:
Floor plan interest expense	1.5	2.1		(29)%	4.1	5.0	(18)%
Other interest expense, net	37.6	14.4		161%	75.2	28.4	165%
(Gain) loss on dealership divestitures, net	28.7	—		—%	(4.4)	—	—%
Total other expenses, net	67.8	16.5		311%	74.9	33.4	124%
INCOME BEFORE INCOME TAXES	267.7	201.9		33%	581.4	321.3	81%
Income tax expense	66.3	49.8		33%	142.3	76.4	86%
NET INCOME	$201.4	$152.1		32%	$439.1	$244.9	79%
EARNINGS PER COMMON SHARE:
Basic—
Net income	$9.11	$7.88		16%	$19.60	$12.69	54%
Diluted—
Net income	$9.07	$7.80		16%	$19.52	$12.56	55%
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	22.1	19.3			22.4	19.3
Restricted stock	—	0.1			—	0.1
Performance share units	0.1	0.1			0.1	0.1
Diluted	22.2	19.5			22.5	19.5

ASBURY AUTOMOTIVE GROUP, INC.
Additional Disclosures-Consolidated (In millions)
(Unaudited)

	June 30, 2022	December 31, 2021	Increase (Decrease)	% Change
SELECTED BALANCE SHEET DATA
Cash and cash equivalents	$100.1	$178.9	$(78.8)	(44)%
Inventory, net (a)	783.2	718.4	64.8	9%
Total current assets	1,601.5	1,929.4	(327.9)	(17)%
Floor plan notes payable (b)	44.4	564.5	(520.1)	(92)%
Total current liabilities	1,156.9	1,598.0	(441.1)	(28)%
CAPITALIZATION:
Long-term debt (including current portion) (c)	$3,385.1	$3,582.6	$(197.5)	(6)%
Shareholders' equity	2,410.4	2,115.5	294.9	14%
Total	$5,795.5	$5,698.1	$97.4	2%
_____________________________
(a) Excludes $5.6 million and $24.1 million of Inventory classified as Assets held for sale as of June 30, 2022 and December 31, 2021, respectively
(b) Excluding $1.1 million and $9.1 million of Floor plan notes payable classified as Liabilities associated with assets held for sale as of June 30, 2022 and December 31, 2021, respectively
(c) Excluding $2.8 million of Debt classified as Liabilities associated with assets held for sale as of June 30, 2022

	June 30, 2022	December 31, 2021	June 30, 2021
Day Supply
New vehicle inventory	13	8	17
Used vehicle inventory	34	34	37
_____________________________
Days supply of inventory is calculated based on new and used inventory levels at the end of each reporting period and a 30-day historical cost of sales.

Brand Mix - New Vehicle Revenue by Brand

	For the Three Months Ended June 30,
	2022	2021
Luxury
Lexus	9%	12%
Mercedes-Benz	8%	11%
BMW	3%	6%
Porsche	3%	2%
Acura	2%	4%
Land Rover	1%	3%
Audi	1%	2%
Other luxury	5%	4%
Total luxury	32%	44%
Imports
Toyota	16%	11%
Honda	8%	17%
Hyundai	5%	2%
Nissan	4%	5%
Other imports	5%	6%
Total imports	38%	41%
Domestic
Chrysler, Dodge, Jeep, Ram	16%	5%
Ford	9%	5%
Chevrolet, Buick, GMC	5%	5%
Total domestic	30%	15%
Total New Vehicle Revenue	100%	100%

	For the Three Months Ended June 30,
	2022	2021
Revenue mix
New vehicle	47.2%	53.0%
Used vehicle retail	32.2%	29.4%
Used vehicle wholesale	2.3%	2.2%
Parts and service	13.2%	11.3%
Finance and insurance	5.1%	4.1%
Total revenue	100.0%	100.0%
Gross profit mix
New vehicle	27.5%	25.0%
Used vehicle retail	12.5%	14.8%
Used vehicle wholesale	0.4%	2.0%
Parts and service	36.2%	36.7%
Finance and insurance	23.4%	21.5%
Total gross profit	100.0%	100.0%

ASBURY AUTOMOTIVE GROUP, INC.
STATEMENTS OF INCOME-CONSOLIDATED (In millions)
(Unaudited)

	For the Three Months Ended June 30,		% Change	For the Six Months Ended June 30,		% Change
	2022	2021		2022	2021
Revenue
New vehicle	$1,864.5	$1,368.4	36%	$3,720.1	$2,520.1	48%
Used vehicle:
Retail	1,272.8	759.4	68%	2,489.7	1,366.9	82%
Wholesale	89.7	56.8	58%	223.7	140.2	60%
Total used vehicle	1,362.5	816.2	67%	2,713.4	1,507.1	80%
Parts and service	520.2	292.4	78%	1,022.1	554.4	84%
Finance and insurance	203.0	107.0	90%	406.4	195.3	108%
Total Revenue	3,950.2	2,584.0	53%	7,862.0	4,776.9	65%
Gross profit
New vehicle	$220.4	$124.1	78%	$444.4	$199.6	123%
Used vehicle:
Retail	100.8	73.5	37%	196.6	121.0	62%
Wholesale	3.4	10.0	(66)%	6.9	18.3	(62)%
Total used vehicle	104.2	83.5	25%	203.5	139.3	46%
Parts and service	290.4	182.6	59%	566.9	345.7	64%
Finance and insurance	187.7	107.0	75%	379.9	195.3	95%
Total gross profit	802.7	497.2	61%	1,594.7	879.9	81%
Operating expenses
Selling, general and administrative	$448.3	$269.7	66%	$903.8	$509.5	77%
Operating metrics
SG&A as a % of gross profit	55.8%	54.2%	160 bps	56.7%	57.9%	(120) bps
Adjusted SG&A as a % of gross profit	55.8%	54.2%	160 bps	56.7%	57.9%	(120) bps
Income from operations as a % of revenue	8.5%	8.5%	— bps	8.3%	7.4%	90 bps
Income from operations as a % of gross profit	41.8%	43.9%	(210) bps	41.2%	40.3%	90 bps
Adjusted income from operations as a % of revenue	8.5%	8.4%	10 bps	8.3%	7.4%	90 bps
Adjusted income from operations as a % of gross profit	41.8%	43.8%	(200) bps	41.1%	39.9%	120 bps
Finance and insurance average gross profit per unit	$2,390	$1,827	31%	$2,435	$1,786	36%
Total parts and service gross margin	55.8%	62.4%	(660) bps	55.5%	62.4%	(690) bps
Total gross profit margin	20.3%	19.2%	110 bps	20.3%	18.4%	190 bps

ASBURY AUTOMOTIVE GROUP, INC.
STATEMENTS OF INCOME-DEALERSHIPS (In millions)
(unaudited)

	For the Three Months Ended June 30,		% Change	For the Six Months Ended June 30,			% Change
	2022	2021		2022	2021
Revenue
New vehicle	$1,864.5	$1,368.4	36%	$3,720.1	$2,520.1	1,151.7	48%
Used vehicle:
Retail	1,272.8	759.4	68%	2,489.7	1,366.9		82%
Wholesale	89.7	56.8	58%	223.7	140.2		60%
Total used vehicle	1,362.5	816.2	67%	2,713.4	1,507.1		80%
Parts and service	528.3	292.4	81%	1,038.1	554.4		87%
Finance and insurance, net	174.7	107.0	63%	352.6	195.3		81%
Total Revenue	3,930.0	2,584.0	52%	7,824.2	4,776.9		64%
Gross profit
New vehicle	$220.4	$124.1	78%	$444.4	$199.6		123%
Used vehicle:
Retail	100.8	73.5	37%	196.6	121.0		62%
Wholesale	3.4	10.0	(66)%	6.9	18.3		(62)%
Total used vehicle	104.2	83.5	25%	203.5	139.3		46%
Parts and service	294.4	182.6	61%	574.6	345.7		66%
Finance and insurance, net	174.7	107.0	63%	352.6	195.3		81%
Total gross profit	793.7	497.2	60%	1,575.1	879.9		79%
Unit sales
New vehicle:
Luxury	8,899	10,085	(12)%	17,156	18,596		(8)%
Import	19,564	17,257	13%	40,242	31,634		27%
Domestic	10,234	4,383	133%	20,473	8,754		134%
Total new vehicle	38,697	31,725	22%	77,871	58,984		32%
Used vehicle retail	39,848	26,856	48%	78,154	50,375		55%
Used to new ratio	103.0%	84.7%		100.4%	85.4%
Average selling price
New vehicle	$48,182	$43,133	12%	$47,773	$42,725		12%
Used vehicle retail	$31,941	$28,277	13%	$31,856	$27,134		17%
Average gross profit per unit
New vehicle:
Luxury	$8,596	$6,138	40%	$8,586	$5,732		50%
Import	4,483	2,550	76%	4,552	1,963		132%
Domestic	5,491	4,152	32%	5,563	3,530		58%
Total new vehicle	5,696	3,912	46%	5,707	3,384		69%
Used vehicle retail	2,530	2,737	(8)%	2,516	2,402		5%
Finance and insurance	2,224	1,827	22%	2,260	1,786		27%
Front end yield (1)	6,314	5,200	21%	6,368	4,717		35%
Gross margin
New vehicle	11.8%	9.1%	270 bps	11.9%	7.9%		400 bps
Used vehicle retail	7.9%	9.7%	(180) bps	7.9%	8.9%		(100) bps
Parts and service	55.7%	62.4%	(670) bps	55.4%	62.4%		(700) bps
Total gross profit margin	20.2%	19.2%	100 bps	20.1%	18.4%		170 bps
Operating expenses
Selling, general and administrative	$455.1	$269.7	69%	$917.2	$509.5		80%
Adjusted Selling, general and administrative	$455.1	$269.7	69%	$917.2	$509.5		80%
SG&A as a % of gross profit	57.3%	54.2%	310 bps	58.2%	57.9%		30 bps
Adjusted SG&A as a % of gross profit	57.3%	54.2%	310 bps	58.2%	57.9%		30 bps
_____________________________
(1)Front end yield is calculated as gross profit from new vehicles, used retail vehicles and finance and insurance (net), divided by combined new and used retail unit sales.

ASBURY AUTOMOTIVE GROUP, INC.
SAME STORE OPERATING HIGHLIGHTS-DEALERSHIPS (In millions)
(Unaudited)

	For the Three Months Ended June 30,		% Change	For the Six Months Ended June 30,		% Change
	2022	2021		2022	2021
Revenue
New vehicle	$1,058.1	$1,351.0	(22)%	$2,086.5	$2,488.3	(16)%
Used Vehicle:
Retail	837.2	748.6	12%	1,627.1	1,346.2	21%
Wholesale	38.6	56.5	(32)%	91.1	139.4	(35)%
Total used vehicle	875.8	805.1	9%	1,718.2	1,485.6	16%
Parts and service	317.8	288.7	10%	612.9	547.4	12%
Finance and insurance	114.4	106.0	8%	224.3	193.4	16%
Total revenue	2,366.1	2,550.8	(7)%	4,641.9	4,714.7	(2)%
Gross profit
New vehicle	$125.1	$121.9	3%	$249.6	$196.3	27%
Used Vehicle:
Retail	57.3	72.7	(21)%	112.1	119.5	(6)%
Wholesale	1.3	9.9	(87)%	2.0	18.1	(89)%
Total used vehicle	58.6	82.6	(29)%	114.1	137.6	(17)%
Parts and service	190.2	180.2	6%	366.5	341.0	7%
Finance and insurance	114.4	106.0	8%	224.3	193.4	16%
Total gross profit	488.3	490.7	—%	954.5	868.3	10%
Unit sales
New vehicle:
Luxury	7,703	9,780	(21)%	14,570	18,039	(19)%
Import	10,741	17,257	(38)%	22,379	31,634	(29)%
Domestic	3,150	4,383	(28)%	6,296	8,754	(28)%
Total new vehicle	21,594	31,420	(31)%	43,245	58,427	(26)%
Used vehicle retail	25,891	26,505	(2)%	50,488	49,680	2%
Used to new ratio	119.9%	84.4%		116.7%	85.0%
Average selling price
New vehicle	$49,000	$42,998	14%	$48,248	$42,588	13%
Used vehicle retail	$32,336	$28,244	14%	$32,227	$27,097	19%
Average gross profit per unit
New vehicle:
Luxury	$8,231	$6,104	35%	$8,332	$5,726	46%
Import	4,394	2,550	72%	4,375	1,963	123%
Domestic	4,603	4,152	11%	4,813	3,530	36%
Total new vehicle	5,793	3,880	49%	5,772	3,360	72%
Used vehicle retail	2,213	2,743	(19)%	2,220	2,405	(8)%
Finance and insurance	2,409	1,830	32%	2,393	1,789	34%
Front end yield (1)	6,250	5,189	20%	6,252	4,710	33%
Gross margin
Total new vehicle	11.8%	9.0%	280 bps	12.0%	7.9%	410 bps
Used vehicle retail	6.8%	9.7%	(290) bps	6.9%	8.9%	(200) bps
Parts and service	59.8%	62.4%	(260) bps	59.8%	62.3%	(250) bps
Total gross profit margin	20.6%	19.2%	140 bps	20.6%	18.4%	220 bps
Operating expenses
Selling, general and administrative	$273.2	$266.4	3%	$542.7	$503.4	8%
Adjusted Selling, general and administrative	$273.2	$266.4	3%	$542.7	$503.4	8%
SG&A as a % of gross profit	55.9%	54.3%	160 bps	56.9%	58.0%	(110) bps
Adjusted SG&A as a % of gross profit	55.9%	54.3%	160 bps	56.9%	58.0%	(110) bps
_____________________________
(1)Front end yield is calculated as gross profit from new vehicles, used retail vehicles and finance and insurance (net), divided by combined new and used retail unit sales.

ASBURY AUTOMOTIVE GROUP, INC.
SEGMENT REPORTING
(Unaudited)

	Three Months Ended June 30, 2022
	Dealerships	TCA After Eliminations	Total Company
	(In millions)
Revenue
New	$1,864.5	$—	$1,864.5
Used	1,362.5	—	1,362.5
Parts and service	528.3	(8.1)	520.2
Finance and insurance	174.7	28.3	203.0
Total revenue	3,930.0	20.2	3,950.2
Cost of sales
New	$1,644.1	$—	$1,644.1
Used	1,258.3	—	1,258.3
Parts and service	233.9	(4.1)	229.8
Finance and insurance	—	15.3	15.3
Total cost of sales	3,136.3	11.2	3,147.5
Gross profit
New	$220.4	$—	$220.4
Used	104.2	—	104.2
Parts and service	294.4	(4.0)	290.4
Finance and insurance	174.7	13.0	187.7
Total gross profit	793.7	9.0	802.7
Selling, general and administrative	$455.1	$(6.8)	$448.3
Income from operations	$321.8	$13.7	$335.5

	Six Months Ended June 30, 2022
	Dealerships	TCA After Eliminations	Total Company
	(In millions)
Revenue
New	$3,720.1	$—	$3,720.1
Used	2,713.4	—	2,713.4
Parts and service	1,038.1	(16.0)	1,022.1
Finance and insurance	352.6	53.8	406.4
Total revenue	7,824.2	37.8	7,862.0
Cost of sales
New	$3,275.7	$—	$3,275.7
Used	2,509.9	—	2,509.9
Parts and service	463.5	(8.3)	455.2
Finance and insurance	—	26.5	26.5
Total cost of sales	6,249.1	18.2	6,267.3
Gross profit
New	$444.4	$—	$444.4
Used	203.5	—	203.5
Parts and service	574.6	(7.7)	566.9
Finance and insurance	352.6	27.3	379.9
Total gross profit	1,575.1	19.6	1,594.7
Selling, general and administrative	$917.2	$(13.4)	$903.8
Income from operations	$626.7	$29.6	$656.3

ASBURY AUTOMOTIVE GROUP INC.
Supplemental Disclosures
(Unaudited)

Non-GAAP Financial Disclosure and Reconciliation

In addition to evaluating the financial condition and results of our operations in accordance with GAAP, from time to time management evaluates and analyzes results and any impact on the Company of strategic decisions and actions relating to, among other things, cost reduction, growth, and profitability improvement initiatives, and other events outside of normal, or "core," business and operations, by considering certain alternative financial measures not prepared in accordance with GAAP. These measures include "Pro forma adjusted leverage ratio," "Adjusted income from operations," "Adjusted net income," "Adjusted operating margins," "Adjusted EBITDA" and "Adjusted diluted earnings per share ("EPS")." Further, management assesses the organic growth of our revenue and gross profit on a same store basis. We believe that our assessment on a same store basis represents an important indicator of comparative financial performance and provides relevant information to assess our performance at our existing locations. Same store amounts consist of information from dealerships for identical months in each comparative period, commencing with the first month we owned the dealership. Additionally, amounts related to divested dealerships are excluded from each comparative period. Non-GAAP measures do not have definitions under GAAP and may be defined differently by and not be comparable to similarly titled measures used by other companies. As a result, any non-GAAP financial measures considered and evaluated by management are reviewed in conjunction with a review of the most directly comparable measures calculated in accordance with GAAP. Management cautions investors not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable GAAP measures. In their evaluation of results from time to time, management excludes items that do not arise directly from core operations, or are otherwise of an unusual or non-recurring nature. Because these non-core, unusual or non-recurring charges and gains materially affect Asbury's financial condition or results in the specific period in which they are recognized, management also evaluates, and makes resource allocation and performance evaluation decisions based on, the related non-GAAP measures excluding such items. In addition to using such non-GAAP measures to evaluate results in a specific period, management believes that such measures may provide more complete and consistent comparisons of operational performance on a period-over-period historical basis and a better indication of expected future trends. Management discloses these non-GAAP measures, and the related reconciliations, because it believes investors use these metrics in evaluating longer-term period-over-period performance, and to allow investors to better understand and evaluate the information used by management to assess operating performance.

The following tables provide reconciliations for our non-GAAP metrics:

	For the Three Months Ended		For the Twelve Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	March 31, 2022
	(Dollars in millions)
Adjusted leverage ratio:
Long-term debt (including current portion and held for sale)			$3,387.9	$3,406.6
Cash and floor plan offset			(404.4)	(310.9)
TCA cash			160.3	137.7
Availability under our used vehicle revolving floor plan facility			(327.8)	(192.8)
Adjusted long-term net debt			$2,816.0	$3,040.6

Calculation of earnings before interest, taxes, depreciation and amortization ("EBITDA"):
Net Income	$201.4	$152.1	$726.6	$677.3

Depreciation and amortization	18.1	10.1	58.5	50.5
Income tax expense	66.3	49.8	231.2	214.7
Swap and other interest expense	37.7	14.4	141.4	118.2
Earnings before interest, taxes, depreciation and amortization ("EBITDA")	$323.5	$226.4	$1,157.7	$1,060.7

Non-core items - expense (income):
(Gain) loss on dealership divestitures, net	$28.6	$—	$(12.4)	$(41.0)
Gain on sale of real estate	—	(0.8)	(0.9)	(1.7)
Professional fees associated with acquisitions	—	—	4.9	4.9
Real estate-related charges	—	0.3	—	0.3
Total non-core items	28.6	(0.5)	(8.4)	(37.5)

Adjusted EBITDA	$352.1	$225.9	$1,149.3	$1,023.2

Pro forma impact of acquisition and divestitures on EBITDA			$214.2	$330.7
Pro forma Adjusted EBITDA			$1,363.5	$1,353.9

Pro forma Adjusted net leverage ratio			2.1	2.2

	Three Months Ended June 30, 2022
	GAAP	(Gain) loss on divestiture	Real estate related gain	Income tax effect	Non-GAAP adjusted
	(In millions, except per share data)
Selling, general and administrative	$448.3	$—	$—	$—	$448.3
Income from operations	$335.5	$—	$—	$—	$335.5
Net income	$201.4	$28.6	$—	$(7.1)	$222.9

Weighted average common share outstanding - diluted	22.2				22.2

Diluted EPS	$9.07	$1.29	$—	$(0.32)	$10.04

SG&A as a % of gross profit	55.8%				55.8%
Income from operations as a % of revenue	8.5%	—%	—%	—%	8.5%

Dealerships:
Selling, general and administrative	$455.1	$—	$—	$—	$455.1
SG&A as a % of gross profit	57.3%				57.3%

	Three Months Ended June 30, 2021
	GAAP	Legal settlements	Real estate related gain	Real estate related charges	Income tax effect	Non-GAAP adjusted
	(In millions, except per share data)
Selling, general and administrative	$269.7	$—	$—	$—	$—	$269.7
Income from operations	$218.4	$—	$(0.8)	$0.3	$—	$217.9
Net income	$152.1	$—	$(0.8)	$0.3	$0.1	$151.7

Weighted average common share outstanding - diluted	19.5					19.5

Diluted EPS	$7.80	$—	$(0.05)	$0.02	$0.01	$7.78

SG&A as a % of gross profit	54.2%					54.2%
Income from operations as a % of revenue	8.5%	—%	(0.1)%	—%	—%	8.4%

Dealerships:
Selling, general and administrative	$269.7	$—	$—	$—	$—	$269.7
SG&A as a % of gross profit	54.2%					54.2%

	Six Months Ended June 30, 2022
	GAAP	(Gain) loss on divestiture	Real estate related gain	Income tax effect	Non-GAAP adjusted
	(In millions, except per share data)
Selling, general and administrative	$903.8	$—	$—	$—	$903.8
Income from operations	$656.3	$—	$(0.9)	$—	$655.4
Net income	$439.1	$(4.4)	$(0.9)	$1.3	$435.1

Weighted average common share outstanding - diluted	22.5				22.5

Diluted EPS	$19.52	$(0.21)	$(0.04)	$0.05	$19.32

SG&A as a % of gross profit	56.7%				56.7%
Income from operations as a % of revenue	8.3%	—%	—%	—%	8.3%

Dealerships:
Selling, general and administrative	$917.2	$—	$—	$—	$917.2
SG&A as a % of gross profit	58.2%				58.2%

	Six Months Ended June 30, 2021
	GAAP	Legal settlements	Real estate related gain	Real estate related charges	Income tax effect	Non-GAAP adjusted
	(In millions, except per share data)
Selling, general and administrative	$509.5	$—	$—	$—	$—	$509.5
Income from operations	$354.7	$(3.5)	$(1.9)	$2.1	$—	$351.4
Net income	$244.9	$(3.5)	$(1.9)	$2.1	$0.8	$242.4

Weighted average common share outstanding - diluted	19.5					19.5

Diluted EPS	$12.56	$(0.18)	$(0.10)	$0.11	$0.04	12.43

SG&A as a % of gross profit	57.9%					57.9%
Income from operations as a % of revenue	7.4%	—%	—%	—%	—%	7.4%

Dealerships:
Selling, general and administrative	$509.5	$—	$—	$—	$—	$509.5
SG&A as a % of gross profit	57.9%					57.9%